UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2008
INVACARE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-15103	95-2680965

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Invacare Way, P.O. Box 4028, Elyria, Ohio	44036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 329-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Invacare Corporation (“Invacare” or the “Company”) has approved amendments and taken other actions with respect to a number of the Company’s compensation and benefit plans and to certain of its agreements with its executive officers and employees, primarily to reflect changes as necessary to comply with Section 409A of the Internal Revenue Code (“Section 409A”). Section 409A is the tax law enacted in 2004 governing “non-qualified” deferred compensation arrangements that imposes additional tax and penalties on service providers (including employees and directors) if a covered arrangement does not comply with Section 409A. Final IRS regulations require documentary compliance with Section 409A by December 31, 2008. The following is a summary of the most significant terms of these amendments and revisions.
     DC Plus Plan
     The DC Plus Plan is a non-qualified contributory savings plan for highly compensated employees, which allows participants to defer compensation above the amount allowed in the Invacare Retirement Savings Plan (the Company’s qualified retirement plan) and to provide participants with additional pre-tax savings opportunities. In 2004, the Company froze what was originally established as the 401(k) Benefit Equalization Plus Plan (the “401(k) Plus Plan”) and prohibited further deferrals and contributions to that plan for compensation earned after December 31, 2004. It then adopted the DC Plus Plan, effective January 1, 2005, in order to address the requirements of Section 409A. All benefits of the participants earned and vested in the 401(k) Plus Plan as of December 31, 2004 remain preserved under the pre-existing plan provisions.
     As has been described in the Company’s proxy statements, the DC Plus Plan allows participants from and after January 1, 2005 to defer all or any portion of their annual cash bonus compensation and up to 50% of their salary to the plan. The Company provides a matching contribution on amounts deferred of up to an annual maximum of 2% of salary, as well as a quarterly contribution of up to 4% of salary for the benefit of eligible participants (both reduced by the actual matching and quarterly contributions under the qualified plan). Previously, the DC Plus Plan was designed as a “pour-over” plan that transferred to the qualified plan deferrals up to certain IRS limits on an annual basis, but that feature was removed effective January 1, 2009. Participants may allocate contributions among an array of funds representing a full range of risk/return profiles, including Company common shares reflected in phantom share units. Employee deferrals and contributions by the Company for the benefit of each employee are credited with earnings, gains or losses based on the performances of investment funds selected by the employee. These funds previously were the same as those offered for investment under the qualified plan, but as of January 1, 2009, a new series of investment choices is being offered under the DC Plus Plan. Participants do not have any direct interest in or ownership of the funds. Participant’s contributions are always 100% vested and Company contributions vest according to a five year graduated scale. All distributions from the plan are in the form of cash and are paid in a single lump sum upon termination of employment or death, unless the participant terminates employment after reaching retirement age, the account is over the required threshold amount (i.e., over $20,000 in the 401(k) Plus Plan portion and $16,500, as adjusted from time to time, in the DC Plus Plan portion), and the participant has elected to receive payment in annual installments instead of a lump sum. The installment period cannot exceed 15 years. Distributions under the DC Plus Plan may be made only upon termination of employment, death, disability or hardship, or at a time certain specified by the employee at the time of deferral in accordance with the terms of the plan.
     Supplemental Executive Retirement Plan
     For many years, the Company has provided a Supplemental Executive Retirement Plan for certain of its executive officers (the “Pre-existing SERP”), which has been described in the Company’s proxy statements. In order to comply with Section 409A, to simplify the design and accounting for future benefits and to avoid an unintended diminution of benefits under the Pre-existing SERP for executives who worked past normal retirement age, the Company has amended and restated this plan to alter the benefits provided to current and future SERP participants.
     The currently-employed SERP participants are Messrs. Mixon (Chairman and Chief Executive Officer), Blouch (President and Chief Operating Officer), Gudbranson (Senior Vice President and Chief Financial Officer), Richey (President - Invacare Technologies and Senior Vice President - Product Development), Slangen (Senior Vice President Sales and Marketing), Usaj (Senior Vice President Human Resources) and LaPlaca (Senior Vice President and General Counsel) (the “Active Participants”). As of December 31, 2008, Invacare has an aggregate, accumulated benefit obligation to those participants of approximately $19,348,000. There is an additional benefit owed to previously-employed participants, but those individuals are not affected by Section 409A and they will remain entitled to benefits under the Pre-existing SERP. The Company has purchased life insurance policies as a way to assist in the ultimate funding of its SERP obligations.
     Except for changes mandated by Section 409A (which generally are adverse to the participating executive), the most significant difference between the Pre-existing SERP and the amended SERP is the way that benefits are earned. The Pre-existing SERP is intended to provide a benefit equal to 50% of final compensation (subject to certain offsets) at normal retirement. Under the amended plan, the benefit is stated as a hypothetical account balance. Active Participants will receive an initial credit to their account balance approximately equal to their accumulated benefit obligation from the Pre-existing SERP as of December 31, 2008. Thereafter, so long as the Company continues the plan in the amended form, Active Participants will receive specified annual company credits, plus annual interest credits, to their hypothetical accounts designed to result in a benefit after a “full career” at Invacare that approximates the projected benefit provided under the Pre-existing SERP after a “full career.” Each of the Active Participants has signed a participation agreement confirming his or her consent to the amended Plan design. Future participants who are selected by the Compensation Committee of the Board (the “Committee”) will be entitled to receive annual contributions, plus interest credits, to their hypothetical account balances equal to a specified percentage of their ongoing targeted compensation. The particular percentage for each future participant will be based upon his or her age at the time of initial participation, as specified in the amended plan. Once a participant reaches his or her full career normal retirement benefit (approximately 3.65 times his or her then targeted compensation), the only additional annual credits under the current design would be those for interest (initially 6% of the account balance, subject to adjustment by the Committee). In designing the SERP amendment, the Company attempted to avoid any change which would materially increase Invacare’s future earnings charges attributable to the SERP.

     The Pre-existing SERP also provided for enhanced benefits where a participant’s career at Invacare is interrupted in certain circumstances, such as certain terminations of employment within the two years following a change in control, or if someone should become disabled. Since the new design builds a participant’s benefit with annual credits over a period of years, benefits payable to a participant who terminates at the early end of a “full career” due to disability or within the two years following a change in control could be adversely affected. As a result, the amended Plan provides additional credits in the event of termination following disability or in some cases within two years of a change in control. These additional credits are designed to bring the affected participant’s account to an amount that approximates the benefit that would have been provided under the Pre-existing SERP.
     Change of Control Agreements
     For many years, Invacare has had agreements with each of its named executive officers that protect them against certain circumstances, including certain terminations of their employment, within the three-year period following a change of control as defined in the agreements. Largely in response to Section 409A, these so-called “double-trigger” change of control agreements have been amended and restated effective as of December 31, 2008. These agreements are referred to as “double-trigger” agreements because payment of substantially all of the benefits under an agreement (with the exception of a retention bonus equal to one year’s salary payable if the executive remains employed on the date that is one year following a change of control) are not payable until both a change of control has occurred, and the covered executive has suffered a qualifying termination of employment or resignation for good reason. The payments and benefits provided under the amended and restated change of control agreements remain substantially unchanged from the original version except that the new agreement references provision of additional benefits under several newly adopted plans, including the amended SERP and the DC Plus Plan (described above) and eliminates payments under the original agreements that were equivalent to three years of automobile subsidy and club dues.
     Other Plans and Agreements
     Invacare also amended several other employee benefit plans and agreements that cover benefits or compensation payable to its directors and/or executive officers, including amendments or actions taken to achieve compliance with Section 409A with respect to the Company’s 2003 Performance Plan, as amended, and the Company’s Severance Protection Agreement with Gerald B. Blouch.
     The foregoing descriptions of the Amended and Restated Supplemental Executive Retirement Plan, the related participation agreement, the Amended and Restated Change of Control Agreements and the DC Plus Plan do not purport to be complete and are qualified in their entirety by reference to the full text of those documents, copies of which are attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On December 31, 2008, the Company issued a press release, which is furnished herewith as

Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

10.1	Cash Balance Supplemental Executive Retirement Plan, as amended and restated, effective December 31, 2008.

10.2	Form of Participation Agreement, for current participants in the Cash Balance Supplemental Executive Retirement Plan, as of December 31, 2008, with schedule of participants.

10.3	Form of Change of Control Agreement, as amended, as of December 31, 2008, with schedule of participants.

10.4	Deferred Compensation Plus Plan, as amended, effective December 31, 2008.

10.5	Amended and Restated Severance Protection Agreement, between the Company and Gerald B. Blouch, effective December 31, 2008.

99.1	Press Release, dated December 31, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invacare Corporation
(Registrant)

Date: January 7, 2009

/s/ Anthony C. LaPlaca

Anthony C. LaPlaca
Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

10.1	Cash Balance Supplemental Executive Retirement Plan, as amended and restated, effective December 31, 2008.

10.2	Form of Participation Agreement, for current participants in the Cash Balance Supplemental Executive Retirement Plan, as of December 31, 2008, with schedule of participants.

10.3	Form of Change of Control Agreement, as amended, as of December 31, 2008, with schedule of participants.

10.4	Deferred Compensation Plus Plan, as amended, effective December 31, 2008.

10.5	Amended and Restated Severance Protection Agreement, between the Company and Gerald B. Blouch, effective December 31, 2008.

99.1	Press Release, dated December 31, 2008.